Exhibit 10.16

TELA BIO, INC. INDUCEMENT AWARD AGREEMENT

FOR NON-QUALIFIED STOCK OPTION

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

TELA Bio, Inc., a Delaware corporation (the “Company”) hereby grants to the individual listed below (“Grantee”) a non-qualified stock option to purchase the number of Shares set forth below (the “Option”) as an inducement to the Grantee’s acceptance of the Company’s offer of employment. The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”) and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”). This Option constitutes a non-plan “inducement award” as contemplated by NASDAQ Listing Rule 5635(c)(4) and is therefore not made pursuant to the TELA Bio, Inc. 2019 Equity Incentive Plan (the “Plan”). Nonetheless, the terms and provisions of the Plan are hereby incorporated into the Grant Notice and Agreement by this reference, as if this Option was granted pursuant to the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Grantee:	[_________]
Grant Date:	[_________]
Exercise Price Per Share:	[_________]
Total Number of Shares Subject to Option:	[_________]
Expiration Date:	[_________]
Vesting Schedule:

Subject to the continued service of Grantee with the Company though the relevant vesting date or event, the Option will become vested and exercisable as follows:

25% shall vest on the first anniversary of the Grant Date (the “Initial Vesting Date”). The remaining 75% shall vest ratably in equal monthly installments on the last day of each of the thirty-six (36) calendar months immediately following the Initial Vesting Date.

[Signature Page to Follow]

By Grantee’s signature below, Grantee agrees to be bound by the terms and conditions of the Agreement and this Grant Notice. Grantee has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan.

TELA BIO, INC.GRANTEE

__________________________________________________________

Name:Name:

Title:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

INDUCEMENT AWARD AGREEMENT FOR NON-QUALIFIED STOCK OPTION

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Grantee an Option to purchase the number of Shares set forth in the Grant Notice.

1.Award of Option.  Effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Grantee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice and this Agreement (including the terms and provisions of the Plan, which are incorporated into this Agreement by reference). A copy of the Plan has been provided to the Grantee along with this Agreement.

2.Date of Grant; Term of Option.  The Option is granted on the Grant Date and may not be exercised later than the Expiration Date, subject to earlier termination in accordance with the terms of the Plan and this Agreement.

3.Option Exercise Price.  The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

4.Vesting and Exercise of Option.  The Option will become vested and exercisable only in accordance with the terms and provisions of this Agreement, as follows:

(a)Vesting.

(i)Generally.  Subject to the continued service of Grantee with the Company through the relevant vesting date or event, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(ii)Discretionary Acceleration Upon Death. If Grantee dies while in service with the Company, any portion of the Option that is outstanding and unvested immediately prior to Grantee’s death will remain outstanding for sixty (60) days, during which time the Committee may, in its sole discretion, vest all or a portion of such Option.  If the Committee decides to vest all or any portion of such Option under this Section 4(a)(ii), it may condition such vesting on the execution by Grantee’s estate and/or beneficiaries of a general release of claims against the Company and its affiliates in such form as the Company may prescribe (each, a “Release”).  Upon conclusion of the sixtieth (60th) day following Grantee’s death, any portion of the unvested Option that the Committee has not determined to vest in accordance with this Section 4(a)(ii) will then be forfeited automatically.

(b)Service with Affiliates.  Solely for purposes of this Agreement, service with the Company will be deemed to include service with any Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).

(c)Effect of Termination of Service on the Option.

(i)Forfeiture of Unvested Option.  Except as set forth in Section 4(a)(ii) above, if the Grantee’s service terminates or is terminated for any reason, any then unvested portion of the Option will be forfeited automatically.

(ii)Vested Portion of the Option.  If the Grantee’s service terminates or is terminated for any reason, the vested portion of the Option will remain exercisable for such period as set forth in Section 7 of the Plan.  For avoidance of doubt, to the extent the Committee elects to accelerate an otherwise unvested portion of the Option under Section 4(a)(ii) above (relating to discretionary acceleration upon death), the portion of the Option then vesting will be subject to Section 7(a) of the Plan.

(d)Method of Exercise.  The Grantee may exercise the Option only to the extent it is vested. To exercise the Option, the Grantee must deliver payment of the Exercise Price, any required tax withholding and written notice of exercise to the Company as set forth in Section 5(d) of the Plan. Such notice must also be accompanied by:

(i)a joinder to any shareholder, voting or similar agreement entered into by the stockholders of the Company (if not already party thereto) agreeing to be bound by the terms thereof; and

(ii)any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(e)Partial Exercise.  The vested portion of the Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

(f)Restrictions on Exercise.  The Option may not be exercised, and any purported exercise will be void, if the issuance of Shares upon such exercise would constitute a violation of any law, regulation or exchange listing requirement.  The Board may from time to time modify the terms of the Option or impose additional conditions on the exercise of the Option as it deems necessary or appropriate to facilitate compliance with any law, regulation or exchange listing requirement.  As a further condition to the exercise of the Option, the Company may require the Grantee to make any representation or warranty as may be required by or advisable under any applicable law or regulation.

5.Non-Transferability of Option.  The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law or otherwise, other than by will or by the laws of descent and distribution.

6.Investment Representations.  The Grantee represents and warrants to the Company that the Grantee is acquiring the Option (and upon exercise of the Option, will be acquiring Shares) for investment for the Grantee’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. As a further condition to the exercise of the Option, the Board may require that certain agreements, undertakings, representations, certificates, legends and/or information or other matters, as the Board may deem necessary or advisable, be executed, agreed to and/or provided to the Company to assure compliance with all such applicable laws or regulations.

7.Tax Consequences.  The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant of the Option and that the Company does not guarantee any particular tax treatment.  The Grantee acknowledges that the Grantee has reviewed with the Grantee’s own tax advisors the tax treatment of the Option (including the purchase and sale of Shares subject hereto) and is relying solely on those advisors in that regard.  The Grantee understands that the Grantee (and not the Company) will be responsible for the Grantee’s own tax liabilities arising in connection with the Option.

8.No Continuation of Service.  This Agreement will not confer upon the Grantee any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Grantee at any time, with or without Cause and with or without notice.

9.Withholding.  The Company is hereby authorized to withhold from any consideration payable or property transferable to the Grantee any taxes required to be withheld by applicable law in connection with the exercise of the Option or the vesting or disposition of the Shares subject to the Option.

10.Administration.  The Grantee hereby accepts the Option, subject to the terms and conditions stated in the Grant Notice and this Agreement (including the terms and conditions of the Plan incorporated herein).  The Board, or any committee of the Board designated to administer the Plan, is hereby authorized to interpret the Grant Notice and this Agreement, to administer the Option and to otherwise exercise the same authority with respect to this Option as the Board (or committee thereof) possesses under the Plan with respect to Awards granted thereunder.  By accepting this Award, the Grantee hereby acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its committee with respect to the Option.

11.Entire Agreement.  The Grant Notice and this Agreement, including the terms of the Plan incorporated herein, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof.

12.Amendment.  Except as otherwise provided herein, in the Grant Notice or in the Plan, or as would otherwise not have a material adverse effect on the Grantee, this Agreement may only be amended by a writing signed by each of the parties hereto.

13.Governing Law.  This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

14.Execution.  The Grant Notice may be executed, including execution by facsimile or electronic signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.